Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ANNOUNCES FIRST QUARTER RESULTS

REVENUE OF $61.4 MILLION

EARNINGS PER SHARE OF $1.10

Westwood, MA – January 4, 2017 – Chase Corporation (NYSE MKT: CCF) today reported revenue of $61.36 million for the quarter ended November 30, 2016.  This is an increase of $3.88 million, or 7%, compared to $57.48 million recognized in the same quarter of the prior fiscal year.  Net income of $10.36 million for the current quarter increased  $2.91 million, or 39%, from $7.45 million in the prior year first quarter.  Earnings per diluted share of $1.10 for the first quarter of fiscal 2017 represented an increase of $0.30, or 38%, compared to $0.80 per diluted share in fiscal 2016. Adjusted EBITDA for the current quarter increased $3.81 million, or 26%, to $18.42 million compared to $14.61 million in the first quarter of last year.

Adam P. Chase, President and Chief Executive Officer, commented,

“Resin Designs, acquired in the current quarter, delivered immediate and meaningful top-line growth, and was accretive to earnings after excluding one-time acquisition-related deal costs and inventory step-up charges incurred in the quarter. While still early, we remain optimistic of the opportunities and growth potential afforded us through this acquisition.

“We were pleased to see organic growth from our Industrial Materials segment, nicely complementing the Resin Designs contribution.  Electronic and industrial coatings sales remained buoyant in Mexico as well as Asia, which experienced favorable demand in multiple sectors. This helped to offset a slowdown in certain broadband products that were consistently strong last fiscal year.

“Construction Materials fell short of last year with continued weakness in pipeline coatings used primarily in the gas distribution market.  We had some significant bridge and highway projects in last year’s first quarter that did not repeat this year.”

Kenneth J. Feroldi, Treasurer and Chief Financial Officer, added,

“The Company early adopted a new accounting standard during the current quarter, ASU No. 2016-09, resulting in a lower effective tax rate given the inclusion of an additional discrete tax benefit for stock-based compensation expense. For this reporting period, this adoption generated $0.79 million of additional net income from the resulting reduction of income tax expense.  Chase notes the size and occurrence of future similar discrete items may not match that observed in the first quarter, and anticipates the potential for increased volatility in future effective tax rates based on the continued application of this new guidance.

“We continued the prior fiscal year trend of realizing net transactional gains on sales from our UK operations denominated in currencies other than the British pound. Continued volatility of the British pound, as compared to both the USD and euro, will continue to affect our earnings through the remainder of fiscal 2017.”

Mr. Chase also commented,

“Furthering our ongoing facilities rationalization and consolidation initiative, we are pleased to announce the Company closed on the sale of its Paterson, NJ location during the quarter. In December, subsequent to the first quarter, we closed on the sale of our former Corporate headquarters in Bridgewater, MA.

“Also subsequent to the quarter, we refinanced the Company’s outstanding term debt, with a more flexible all revolving debt facility. This facility gives the Company a $150 million borrowing capacity, with further ability to increase that amount by an additional $50 million upon lender approval. As previously announced, we had been looking to refinance our existing term debt, and believe the new facility offers Chase exactly the kind of flexibility and borrowing capacity needed to pursue accretive strategic acquisitions.”

As of November 30, 2016, the Company’s cash on hand was $49.32 million. The outstanding balance of the Company’s term debt was $41.30 million and the Company’s $15 million line of credit was fully available; both were refinanced into the new revolving debt facility in December 2016.

The following table summarizes the Company’s financial results for the three months ended November 30, 2016 and 2015.

	For the Three Months Ended
	November 30,
All figures in thousands, except per share figures	2016	2015
Revenue	$61,357	$57,478
Costs and Expenses
Cost of products and services sold	35,289	34,717
Selling, general and administrative expenses	11,752	11,510
Acquisition-related costs	584	—
Exit costs related to idle facility	27	—
Write-down of certain assets under construction	—	365
Operating income	13,705	10,886
Interest expense	(246)	(250)
Gain on sale of location	792	—
Gain on sale of business	—	1,031
Other income (expense)	399	(31)
Income before income taxes	14,650	11,636
Income taxes	4,287	4,187
Net income	$10,363	$7,449
Net income per diluted share	$1.10	$0.80
Weighted average diluted shares outstanding	9,321	9,283
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$10,363	$7,449
Interest expense	246	250
Income taxes	4,287	4,187
Depreciation expense	1,335	1,473
Amortization expense	2,176	1,916
EBITDA	$18,407	$15,275
Cost of sale of inventory step-up	190	—
Acquisition-related costs	584	—
Exit costs related to idle facility	27	—
Gain on sale of location	(792)	—
Gain on sale of business	—	(1,031)
Write-down of certain assets under construction	—	365
Adjusted EBITDA	$18,416	$14,609

Contact:

Paula Myers

Shareholder & Investor Relations Department

Phone:(781) 332-0700

E-mail:investorrelations@chasecorp.com

Website:www.chasecorp.com

Chase Corporation, founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world.

The Company has used non-GAAP financial measures in this press release. EBITDA and Adjusted EBITDA are non-GAAP financial measures.  The Company believes that EBITDA and Adjusted EBITDA are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance.  The Company believes EBITDA and Adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential,” among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.